                         CONSENT OF INDEPENDENT AUDITORS


                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 1996, which appears on page F-2 of the annual report on Form 10-KSB of Community Medical Transport, Inc. and subsidiaries for the year ended December 31, 1995 and to the reference to our firm under the caption "Experts" in the prospectus.


Richard A. Eisner & Company, LLP

New York, New York
August 29, 1996